UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BCB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

March 26, 2018

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 26, 2018.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of four directors; (ii) the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan; (iv) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and (v) an advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the matters (i) through (iv) above and for one year frequency with respect to matter (v) above.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Sincerely,

/s/ Mark D. Hogan

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 26, 2018

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc., will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 26, 2018 at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of four directors;
2.	The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	The approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan;
4.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement;
5.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation; and

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 16, 2018, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED ANY TIME PRIOR TO THE ANNUAL MEETING. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN NOTICE OF REVOCATION, SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORDHOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our Proxy Statement, Annual Report on Form 10-K and proxy cards are available on www.bcb.bank. If you need directions to attend the Annual Meeting and to vote in person, please call us at (201) 823-0700.

By Order of the Board of Directors

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 26, 2018

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 26, 2018

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 26, 2018, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 26, 2018.

At the annual meeting, shareholders will vote on the election of four directors, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018, the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan, the consideration of an advisory, non-binding resolution with respect to our executive compensation described in this Proxy Statement, the consideration of an advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation and such other matters as may properly come before the annual meeting or any adjournments thereof.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly completed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting and “ONE YEAR” with respect to the advisory proposal on the frequency of the shareholders’ vote on executive compensation.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, the submission of a later-dated proxy or by voting in person at the annual meeting. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If your shares of common stock are held in “street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee, you must contact your broker, bank or other nominee. If you want to vote your shares of common stock held in “street name” in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock as of the close of business on March 16, 2018, our record date, are entitled to one vote for each share then held. As of the record date, we had 15,055,480 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Persons and entities who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority. Based upon a review of beneficial ownership filings required to be filed by the SEC, we are not aware of any person who owns in excess of 5% of our common stock.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting will be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” a vote for the nominees being proposed. Under New Jersey law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of our independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the ratification of our independent registered public accounting firm; (ii) vote “AGAINST” the ratification of our independent registered public accounting firm; or, (iii) “ABSTAIN” from voting for or against the ratification of our independent registered public accounting firm. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the ratification of our independent registered public accounting firm.

As to the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan, by checking the appropriate box a shareholder may: (i) vote “FOR” the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan; (ii) vote “AGAINST” the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan; or, (iii) “ABSTAIN” from voting for or against the approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the BCB Bancorp, Inc. 2018 Equity Incentive Plan.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on BCB Bancorp, Inc., or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc., or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a shareholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Even though this vote will neither be binding on BCB Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

The Board of Directors will designate an inspector of elections.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING AND “ONE YEAR” WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE SHAREHOLDERS’ VOTE ON EXECUTIVE COMPENSATION.

Participants in the 401(k) plan sponsored by BCB Community Bank through which they own our common stock will have the right to direct the trustee how to vote the shares of our common stock allocated to their plan accounts in accordance with the terms of the 401(k) plan.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 11 members and is divided into three classes, with one class of directors elected each year. Our directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the annual meeting, creating a 12th member of the Board of Directors. The Board of Directors has re-nominated Thomas Coughlin, Joseph Lyga, and Spencer B. Robbins for three-year terms as directors at the annual meeting. The Board of Directors has nominated Vincent DiDomenico, Jr., for a three-year term as director at the annual meeting. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The table below sets forth certain information, as of March 16, 2018, regarding the composition of our Board of Directors, including the terms of office of Board members, and information regarding our executive officers and the executive officers of BCB Community Bank, our principal operating subsidiary (the “Bank”). It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name	Position(s) Held With the Company or the Bank	Age At Record Date	Director Since(1)	Current Term Expires(1)	Shares Beneficially Owned(2)	Percent of Class(2)

NOMINEES

Thomas Coughlin	President, CEO and Director	58	2002	2018	262,049(3)	1.74%
Vincent DiDomenico, Jr.	Nominee	52	N/A	N/A	35,000(4)	*
Joseph Lyga	Director	58	2000	2018	135,031(5)	*
Spencer B. Robbins	Director	65	2011	2018	51,907(6)	*

CONTINUING DIRECTORS

Robert Ballance	Director	59	2000	2020	123,927(7)	*
Judith Q. Bielan	Director	53	2000	2019	103,379(8)	*

Joseph J. Brogan	Vice Chairman of the Board	78	2003	2020	420,630(9)	2.79%
James E. Collins	Director	69	2003	2019	177,677(10)	1.20%
Mark D. Hogan	Chairman of the Board	52	2000	2019	463,424(11)	3.08%
August Pellegrini, Jr.	Director	58	2013	2020	127,715(12)	*

James G. Rizzo	Director	58	2015	2020	91,025(13)	*
Gary S. Stetz	Director	55	2011	2019	68,479(14)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Joseph Javitz	Chief Lending Officer	60	N/A	N/A	40,527(15)	*
Thomas P. Keating	Chief Financial Officer	62	N/A	N/A	19,119(16)	*
Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer	54	N/A	N/A	2,380(17)	*
John J. Brogan, Esq.	General Counsel	57	N/A	N/A	86,756(18)	*
All directors and executive officers as a group (16 persons)					2,171,918	14.44%

*	Less than 1%.
(1)	Includes service as a director of BCB Community Bank. Expiration of term reflects service as a director with BCB Bancorp, Inc.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Coughlin has sole voting and dispositive power over 231,382 shares. In addition, there are 30,667 shares underlying options exercisable within 60 days from the record date.
(4)	Mr. DiDomenico has sole voting and dispositive power over 35,000 shares. Mr. DiDomenico has no shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Lyga has sole voting and dispositive power over 117,677 shares, shared voting and dispositive power over 2,407 shares with his spouse, and shared voting and dispositive power over 447 shares with his child. In addition, there are 14,500 shares underlying options exercisable within 60 days from the record date.
(6)	Mr. Robbins has sole voting and dispositive power over 39,707 shares and shared voting and dispositive power over 200 shares with his child. In addition, there are 12,000 shares underlying options exercisable within 60 days from the record date.
(7)	Mr. Ballance has sole voting and dispositive power over 102,751 shares, shared voting and dispositive power over 1,062 shares with his spouse, and shared voting and dispositive power over 2,946 shares with his children. In addition, there are 15,000 shares underlying options exercisable within 60 days from the record date.
(8)	Ms. Bielan has sole voting and dispositive power over 79,931 shares, shared voting and dispositive power over 8,371 shares with her spouse and shared voting and dispositive power over 77 shares with her children. In addition, there are 15,000 shares underlying options exercisable within 60 days from the record date.

(9)	Mr. Brogan has sole voting and dispositive power over 289,499 shares, shared voting and dispositive power over 45,646 shares with his spouse and shared voting and dispositive power over 72,485 shares with his grandchildren. In addition, there are 13,000 shares underlying options exercisable within 60 days from the record date.
(10)	Mr. Collins has sole voting and dispositive power over 161,876 shares, and shared voting and dispositive power over 1,301 shares with his spouse. In addition, there are 14,500 shares underlying options exercisable within 60 days from the record date.
(11)	Mr. Hogan has sole voting and dispositive power over 446,936, and shared voting and dispositive power over 1,988 shares with his children. In addition, there are 14,500 shares underlying options exercisable within 60 days from the record date.
(12)	Mr. Pellegrini has sole voting and dispositive power over 124,715 shares. In addition, there are 3,000 shares underlying options exercisable within 60 days from the record date.
(13)	Mr. Rizzo has sole voting and dispositive power over 83,025 shares, shared voting and dispositive power over 2,350 shares with his spouse, and shared voting and dispositive power over 1,650 shares with his children. In addition, there are 4,000 shares underlying options exercisable within 60 days from the record date.
(14)	Mr. Stetz has sole voting and dispositive power over 53,702 shares and shared voting and dispositive power over 2,777 shares with his children. In addition, there are 12,000 shares underlying options exercisable within 60 days from the record date.
(15)	Mr. Javitz has sole voting and dispositive power over 37,327 shares. In addition, there are 3,200 shares underlying options exercisable within 60 days from the record date.
(16)	Mr. Keating has sole voting and dispositive power over 13,767 shares. In addition, there are 3,200 shares underlying options exercisable within 60 days from the record date and 2,152 shares held in the 401(k) plan.
(17)	Ms. Sievewright has sole voting and dispositive power over 1,380 shares. In addition, there are 1,000 shares underlying options exercisable within 60 days from the record date.
(18)	Mr. Brogan has sole voting and dispositive power over 83,556 shares. In addition, there are 3,200 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Nominees, Continuing Directors and Executive Officers

Set forth below is biographical information regarding our nominees, directors and executive officers. For the individuals named below, all are directors or nominees for directors of BCB Bancorp, Inc., the parent company of its wholly-owned subsidiary, BCB Community Bank.

Nominees for Directors:

Thomas M. Coughlin, 58, is President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank. He has well over 30 years of experience in banking. Mr. Coughlin was appointed Chief Executive Officer and President of BCB Bancorp, Inc., effective as of August 4, 2014. Mr. Coughlin has served as the Chief Executive Officer and President of BCB Community Bank since May 28, 2014. Mr. Coughlin previously served as Chief Financial Officer and Chief Operating Officer of BCB Bancorp, Inc., and BCB Community Bank. Mr. Coughlin was formerly a Vice President of Chatham Savings Bank and the Controller and Corporate Secretary of First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin received his C.P.A. designation in 1982, was the President of the local chapter of the American Heart Association, has served as a Trustee of the local chapter of D.A.R.E., and has been a trustee of the Bayonne P.A.L. Mr. Coughlin graduated from Bayonne High School, and received a B.S. degree from Saint Peter’s College. Mr. Coughlin provides the Board of Directors with extensive financial and practical banking experience, thereby providing the Board with necessary perspective and insight into the banking industry and the business trends affecting the Company.

Vincent DiDomenico, Jr., 52, is the Founder and Managing Member of Delta Holdings, L.L.C., et al., developers of commercial real estate in the New Jersey and New York Metropolitan Area. He is a past long-serving Board of Trustee Member, as well as past two term Vice President and past two term President, of the New Jersey Self Storage Association. Mr. DiDomenico is a Board of Trustee Member of St. Peter's Preparatory School and Board of Trustee Member of Far Hills Country Day School. Prior to founding his current companies, Mr. DiDomenico was awarded the position of Deming Scholar at Fordham University, Graduate School of Business, from which he holds an MBA in Finance and Management with a concentration in International Business Studies. Prior to his post-graduate academic career, Mr. DiDomenico was a principal at one of the nation's largest tour and travel wholesale companies. He has also served as Co-Chairman of the Far Hills Country Day School Golf Committee and has served on the Board of Governors for the Archdiocese of Newark. C.Y.O. and Young Adult Ministries. He is a graduate of St. Peter's Preparatory School (1984) and a graduate of Villanova University, where he received a B.S. degree in Finance (1988). Mr. DiDomenico’s extensive real estate development experience provides the Board of Directors with additional perspective and insight into the real estate market and development trends regionally and in the New Jersey and New York Metropolitan Area.

Joseph Lyga, 58, has served on the Bayonne Fire Department since 1985. He is presently a Battalion Chief. In addition, Mr. Lyga has been a self-employed contractor for the last 25 years in information systems design. He has assisted the Company and the Bank with information technology issues and security since their founding. Mr. Lyga has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club. Mr. Lyga graduated from Marist High School and attended New Jersey City University. He also studied computer programming and network design at the Chubb Institute. Mr. Lyga’s dedicated service to the Bayonne community, his extensive business background and his information technology experience provide the Board with desired insight and information technology context.

Spencer B. Robbins, 65, has been the managing director of the law firm of Robbins & Robbins, Woodbridge, New Jersey, for the past 32 years. The firm is a full-service law office, with a specialty in civil litigation. Mr. Robbins served as Chairman of the Board of Directors of Allegiance Community Bank until it merged with BCB Community Bank in 2011. Mr. Robbins has served on the Board of Directors of the Company since the merger. Mr. Robbins previously served as the Chief Judge of the Woodbridge Township and South Plainfield Municipal Courts, and was the Municipal Court Judge of the Borough of Sayreville. Mr. Robbins is associated with the Woodbridge Artisan Guild. Mr. Robbins’ extensive experience as a practicing attorney and as the former Chairman and a founder of Allegiance Community Bank provides the Board with valuable insight into legal and banking issues and trends.

Continuing Directors:

Robert Ballance, 59, retired as a Battalion Chief with the Bayonne Fire Department. He is the owner of a floor covering business located in Bayonne. Mr. Ballance has been a director of the Bank since its founding in 2000. Mr. Ballance was a director of the Bayonne Fire Exempt Association. He previously served as the Treasurer of Bayonne Fire Department Local #11. He is a member of the Bayonne Elks B.P.O.E. From 1997 to 2001 Mr. Ballance was a director of the Bayonne Federal Credit Union. Mr. Ballance has owned and operated his floor covering business for over 25 years. Mr. Ballance graduated from Marist High School in Bayonne. His lengthy experience as a businessman, community leader, civil servant and former director of the Bayonne Federal Credit Union provide the Board of Directors with valuable support and insight.

Judith Q. Bielan, Esq., 53, is an attorney who has practiced law in New Jersey for over 28 years. She is an adjunct professor at Montclair State University, teaching Jurisprudence. Ms. Bielan founded, in 1993, the law firm currently known as Bielan, Miklos, & Makrogiannis, P.C., which handles all aspects of real estate, family law, contract disputes and estate matters. She has represented various banking clients in commercial and residential real estate closings. Ms. Bielan brings to the Board of Directors experience in the areas of real estate, marketing, budgeting, public relations, and collections. She currently serves on the New Jersey State Bar Association Legislative Committee and the Hudson County Bar Association’s Due Diligence, Family Law and Early Settlement Committees. In the past, she has been court-appointed to serve as a Commissioner on the Hudson County Condemnation Board. In, 2010, Ms. Bielan served as President of the Hudson County Bar Association. Ms. Bielan is a matrimonial attorney certified by the New Jersey Supreme Court. In 2005, she received the Hudson County Family Lawyer of the Year Award. Ms. Bielan has served the NJ and Hudson County communities by volunteering as a Trustee on the Board of “Women Rising,” coaching boys’ and girls’ basketball at Bayonne PAL, and serving as Vice Chair of the Board of Trustees of Holy Family Academy of Bayonne. Ms. Bielan’s legal experience and her service to the Bayonne community led to her appointment as a member of the Board of Directors at the Company’s founding. Ms. Bielan holds degrees from Montclair State College (now University) and Seton Hall University School of Law.

Joseph J. Brogan, 78, has owned and operated his State Farm Insurance Agency in Bayonne for 54 years. Mr. Brogan has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. He is the former President of the New Jersey State Farm Agents' Association, and is currently a member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan graduated from Seton Hall Preparatory School, received a B.S. from Saint Peter’s College, n/k/a St. Peter’s University, and attended graduate school at Fordham

University and New Jersey City University. His extensive experience in the insurance industry and as a real estate and securities investor are significant assets to the Board of Directors.

James E. Collins, 69, retired in 2010 as Senior Lending Officer of BCB Community Bank. Mr. Collins had worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey. He served as that bank’s Community Reinvestment Officer and as a member of its Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce, as the past President of Ireland’s 32 and as citywide director for Bayonne’s C.Y.O. Sports Programs. Mr. Collins is a former Trustee of the Bayonne Education Foundation and is currently a member of the Directorate of Marist High School in Bayonne. Mr. Collins attended Marist High School, received a B.S. from St. Peter’s College and attended graduate school at the Institute for Financial Education. Mr. Collins was a certified Real Estate Appraiser and a member of the Review Appraisers Association. Mr. Collins’ experience with financial institutions and familiarity with the Bank provides a valuable resource and perspective to the Board of Directors.

Mark D. Hogan, C.P.A., 52, is a certified public accountant with an office located in Bayonne. Mr. Hogan is a registered financial representative providing financial planning for his clients. Mr. Hogan has earned the following licenses and designations: NASD Series 7, 24 and 63; New Jersey Life and Health Insurance Broker; and New Jersey Property and Casualty Insurance Broker. Because of Mr. Hogan’s extensive professional experience, his achievements and his aforesaid licenses and designations, he is deemed well-qualified to serve as Chairman of our Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School, and received a B.S. in Finance from Pace University.

Dr. August Pellegrini, Jr., 58, was born and raised in Bayonne, NJ, and practiced general dentistry there until 2016. He graduated Rutgers College in 1982 with a dual degree in biology and psychology, and graduated Temple University School of Dental Medicine in 1986. He is a member of the American Dental Association, New Jersey Dental Association (where he served as its President in 2010), and the Hudson County Dental Society. He has achieved Fellowship in the Academy of General Dentistry. Dr. Pellegrini owned and operated his dental practice for 30 years, during which time he also became an Associate Dean at the Rutgers School of Dental Medicine in Newark, NJ. Dr. Pellegrini sits on the Board of Trustees of Matheny Hospital in Peapack, NJ, where he is chairman of the Audit Committee and a member of the Finance Committee. Dr. Pellegrini’s professional background and experience and his long-time service to the community bring valuable insights to the Board.

James G. Rizzo, 58, is currently in the Real Estate Management business, after having spent more than thirty years in a career focused on the High Yield Bond Markets. His career began at Drexel Burnham, and was a Managing Director in Guggenheim Partners, Citicorp, and Fleet Bank. Mr. Rizzo’s most recent position was as a Managing Director at Dahlman Rose and Company, from which he retired. Mr. Rizzo is a graduate of St. Peter's University, where he earned a B.S. in Business Administration. He currently serves on the University’s Board of Regents and the Advisory Board of the University’s Business School. He is also a graduate of St. Peter's Preparatory School, and is involved in planning the future of Saint Peter’s Preparatory School as a former member of the Board of Trustees. Mr. Rizzo is a member of the Rutherford Planning Board and the Rutherford Economic Development Committee. He is also a Trustee of the Rutherford Public Library, as well as the Rutherford Library Foundation. Mr. Rizzo additionally serves on the Board of St. Dominic’s Academy in Jersey City, N.J. Mr. Rizzo’s extensive experience in the financial industry and real estate management provide key insights for the Board.

Gary S. Stetz, C.P.A, P.S.A., C.F.E., C.F.F., A.B.V., C.G.M.A., O.M.A., 55, is the managing member of Commercial Lubricants, LLC, Pegasus Bulk Transport, LLC, and Commercial Waste Oil Transport, LLC, in Staten Island, New York. Prior to assuming those positons in 2013, Mr. Stetz was the Managing Partner for the accounting firm of Stetz, Belgiovine, Manwarren and Wallis, P.C., located in Montclair, New Jersey, for 20 years. Stetz, Belgiovine, Manwarren and Wallis, P.C., serviced over 1,000 corporate clients with an emphasis on Accounting, Auditing, Review Compilation Service, Estate Planning, Litigation Support Services, Management Advisory Services, Tax Preparation and Compliance Services. Mr. Stetz is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the National Society of Accountants, and co-authored the book, “Project Management Accounting.” Mr. Stetz was Vice Chairman of the Board of Directors of Allegiance Community Bank until it merged with BCB Community Bank in 2011. Mr. Stetz presently serves on the Board of Immaculate Conception High School in Montclair, New Jersey, and New Found

Life. He is a graduate of Rutgers, Newark, College of Arts & Sciences, with degrees in Accounting and Finance, of the University of Notre Dame, with a Master’s Degree in Business Administration, and of Corpus Christi College in Oxford, England. Mr. Stetz’s extensive business and accounting experience brings the Board of Directors valuable insight, and supports his designation as the chairman and "financial expert" of the Audit Committee of the Company.

Executive Officers who are not Directors

Set forth below is biographical information regarding the executive officers of the Bank who are not directors.

Joseph Javitz, 60, has been the Chief Lending Officer of BCB Community Bank since June 2014. He has worked in the banking and financial services industry for more than 33 years. From January 2011 to May 2014, Mr. Javitz was the Senior Vice President and Chief Lending Officer at Abacus Federal Savings Bank, New York, New York. From November 2009 to January 2011, Mr. Javitz was the Executive Vice President and Chief Operating Officer at Ciotta & Associates. Mr. Javitz is a graduate of Bernard M. Baruch College, with a B.B.A. in Marketing and Advertising, and also attended the Adelphi University Graduate School of Business (M.B.A. Program) in Finance and Economics. Mr. Javitz served as President of the Community Bankers Mortgage Forum and as President of the Metropolitan Mortgage Officer’s Society in 2015.

Thomas P. Keating, C.P.A., 62, has served as Chief Financial Officer of BCB Bancorp, Inc., and BCB Community Bank since March 2014. Mr. Keating is a Certified Public Accountant. From 2011 until 2014, Mr. Keating was Chief Financial Officer and Chief Operating Officer of Enterprise National Bank. Prior thereto, Mr. Keating was Chief Financial Officer of AES Red Oak, LLC. Mr. Keating graduated from Marist High School, received a B.S. degree in Accounting from St. Peter’s College, n/k/a St. Peter’s University, and an M.S. degree in Taxation from Seton Hall University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sandra L. Sievewright, 54, is the Chief Compliance and Chief Risk Officer of BCB Community Bank.  She has been in the banking industry for over 25 years. Ms. Sievewright’s diverse experience includes management positions in Compliance, Bank Secrecy, Community Reinvestment, Marketing, Security, Branch Administration, Operations and Residential Lending. She joined BCB Community Bank in May 2014. From July 2013 to May 2014, Ms. Sievewright was the Senior Vice President and BSA/Compliance Officer of First Commerce Bank in Lakewood, NJ. From October 2005 to July 2013, Ms. Sievewright was the Senior Vice President and Compliance Officer of Bogota Savings Bank in Teaneck, NJ. Ms. Sievewright is a graduate of Albright College in Reading, PA.

John J. Brogan, Esq., 57, has practiced law for over 30 years. He has served as General Counsel and Vice President of BCB Bancorp, Inc., and BCB Community Bank since July 2010. In that capacity, Mr. Brogan manages all litigation the Company and the Bank are involved in, is responsible for the corporate governance practices of the Company and the Bank, and is involved with all issues coming before the Boards and the Committees of the Company and the Bank. Prior to joining BCB, Mr. Brogan was the senior member of Brogan, Brogan, Fanuele & Schmerler, P.C., a full-service law firm in Shrewsbury, New Jersey. Mr. Brogan founded the firm in 1992. Mr. Brogan is a member of the New Jersey State Bar Association and its Banking Law Section. Mr. Brogan is an active volunteer with Holiday Express, a non-profit organization bringing the gift of human kindness to the disadvantaged. Mr. Brogan is a proud past President of the Friendly Sons of St. Patrick of the Jersey Shore. Mr. Brogan received a B.A. from Haverford College, Haverford, Pa., and a J.D. from New York Law School, New York, NY.

Board Independence

The Board of Directors has determined that, as of December 31, 2017, except as to Mr. Coughlin, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Coughlin is not considered independent because he is the President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank.

The Board of Directors has also determined that each member of the Audit Committee and the Compensation Committee of the Board of Directors meets the independence requirements applicable to that committee prescribed by the Nasdaq Marketplace Rules, the SEC and the Internal Revenue Service. In determining the independence of each director, the Board of Directors, except as noted below, did not consider any transactions not required to be reported under the section herein entitled “Related Party Transactions.”

The Bank leases its 190 Park Ave., Rutherford, New Jersey, branch office (which opened in February 2015) from a limited liability company in which Mr. Rizzo owns a 50% membership interest and Mr. Hogan owns a 50% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2017, total lease payments of $92,635.75 were made to that limited liability company. Payments under the lease from January 2017 through April 2017 were $6,462.50 per month, and payments under the lease from May 2017 through the end of 2017 were $6,545.88 per month.

The Bank leases its 734 Ridge Road, Lyndhurst, New Jersey, branch office (which opened in July 2016) from a limited liability company in which directors Ballance, Bielan, Brogan, Coughlin, Hogan, Lyga, Pellegrini, Rizzo, Robbins and Stetz each own a 10% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party unaffiliated with the Bank. During 2017, total lease payments of $88,200 were made to that limited liability company. Payments under the lease were $7,350 per month in 2017.

Board Leadership Structure and Risk Oversight

The Company separates the principal executive officer and board chair positions to provide a higher degree of independence and transparency between the Board of Directors and management. This leadership structure has been in place since the incorporation of the Company. The Board of Directors believes that this leadership structure is most appropriate given the Company’s conservative risk profile, the Board of Directors’ role in monitoring the Company’s execution of its strategic plan, and the risk elements associated with such execution.

The Board of Directors monitors the Company’s risk profile by utilizing a number of departments within the Bank, as well as independent contractors, to monitor, measure and advise of certain risk parameters of the Company and the Bank, such as interest rate risk, credit risk, cybersecurity risk, liquidity risk, compliance risk and concentration risk. Reports assessing the Company’s and the Bank’s risk profiles are provided to management, to the appropriate sub-committee(s) of the Board and to the full Board of Directors. With the increasing use and reliance on electronic communication and information technology, and the vital role data systems play in the operation of the Bank, regular presentations are made by the Bank’s IT Department and IT Committee to the full Board of Directors regarding cybersecurity risk. Additionally, compliance training is provided to the full Board to provide better understanding of the aforesaid risks and the Board’s role in managing same. Given the independent roles both the Board and management have in monitoring the Company’s risk, the Company believes that its current leadership and reporting structures are well-positioned to identify and mitigate risks as they may arise.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. Our standing committees include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Bank’s standing committees include a joint Asset/Liability, Enterprise Risk Management and Budget Committee, an Audit Committee, a Compensation Committee, an Information Technology Committee, an Investment Committee, a Loan Committee, a Nominating and Corporate Governance Committee and a Site Committee.

During the year ended December 31, 2017, the Board of Directors of the Company held 12 regular meetings and three special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during 2017. The

Company does not have a written policy regarding director attendance at annual meetings of shareholders. At last year’s annual meeting, all directors were in attendance.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Directors Bielan, Collins, Pellegrini and Robbins. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to our web-site at www.bcb.bank. For the year ended December 31, 2017, the Nominating and Corporate Governance Committee met one time.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and

•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has experience and achievement which provides them with the ability to exercise good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and,

•	has the capacity and desire to represent the balanced, best interests of all of our shareholders as a group, and not a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and, if a nominee is sought for our Audit Committee, the financial and accounting expertise of a candidate.

Although the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board of Directors will also evaluate a potential director nominee's personal character, community involvement and willingness to serve, so that he or she can help further the Company’s and the Bank’s role and mission as a community-based financial institution.

Consideration and Procedures for Shareholder Recommendations for the Nomination of Directors

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. Consequently, our Board of Directors has adopted procedures for the submission of director nominees by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002. The Corporate Secretary must receive said submission at least 90 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The submission must include the following information:

1.	The name of the person recommended as a director candidate;

2.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	a statement of the candidate’s business and educational experience;

5.	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

6.	as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

7.	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and,

8.	proof that the person making the recommendation is herself, himself or itself a shareholder.

The Corporate Secretary has not received any shareholder recommendations for nominations to the Board of Directors at the Company’s upcoming annual meeting. Any person making a shareholder nomination at the annual meeting shall provide the information set forth above regarding themselves and the proposed nominee at the annual meeting.

Shareholder Communications with the Board

A shareholder who wishes to communicate with our Board of Directors or with any individual director can write to our Corporate Secretary, 595 Avenue C, Bayonne, New Jersey 07002. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly (for example, where the request is for information about the company or is a stock-related matter); or,
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and/or persons performing similar functions. Our Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

The Audit Committee

The Audit Committee, as of December 31, 2017, consisted of Directors Bielan, Pellegrini, Rizzo, Robbins and Stetz, and Mr. DiDomenico, a director of the Bank. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;
•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;
•	approving the scope of the audit(s) in advance;
•	reviewing and approving, when appropriate, necessary and/or required, the financial statements and the audit report of the Company with management and the independent registered public accounting firm;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;
•	reviewing earnings and financial releases and quarterly reports filed with the SEC;
•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and,
•	reviewing the adequacy of the audit committee Charter.

The Audit Committee met 16 times during 2017. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to our website at www.bcb.bank. The Committee reports to the Board of Directors on its activities and findings. The Board of Directors believes that Mr. Stetz qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2017;
•	Discussed with the independent registered public accounting firm, with and without management, the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended; and,
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, to be filed with the SEC. In addition, the Audit Committee approved the appointment of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to the ratification of the appointment by our shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

Gary S. Stetz (Chairman)

Judith Q. Bielan

Vincent DiDomenico, Jr.

August Pellegrini, Jr.

James G. Rizzo

Spencer B. Robbins

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Executive officers, directors and 10% beneficial owners are required to file beneficial ownership reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of such ownership reports, we believe that one late filing occurred for the fiscal year ended December 31, 2017. A Form 4 was filed with the SEC on September 20, 2017, regarding a purchase transaction by Director August Pellegrini, Jr. Based on our review of such ownership reports, we believe that no other officer or director failed to timely file such ownership reports for the fiscal year ended December 31, 2017.

The Compensation Committee

During the year ended December 31, 2017, the Compensation Committee met three times to determine our compensation programs and adjustments. The Compensation Committee of the Company, as of December 31, 2017, consisted of Directors Ballance, Lyga, Robbins and Stetz. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Mr. Coughlin does not participate in the Board of Directors’ determination of his compensation as Chief Executive Officer or President. The Board of Directors has adopted a written charter for the Compensation Committee and this charter has been posted to our web-site at www.bcb.bank.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	Evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive management, and evaluating the performance of executive management in light of those goals and objectives;
•	Administering and having discretionary authority over the issuance of equity awards to employees and directors under the Company’s 2011 Stock Option Plan;
•	Reviewing, evaluating and recommending the compensation level for the chief executive officer;
•	Reviewing, evaluating and recommending compensation levels of other key executive officers; and,
•	Reviewing, evaluating and determining the compensation (including stock option awards, retainers, fees, etc.) to be paid to directors of the Company and of affiliates of the Company for their service on the Board(s).

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. The performance of the Chief Executive Officer and other members of executive management is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to executive management as a whole and to the specific responsibilities of each member of executive management. While strict numerical formulas are not used to evaluate the performance of our members of executive management, criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise, general management skills and each executive’s contribution to our successful operation. These criteria are evaluated not only on current-year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. The Committee also takes into consideration factors outside the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Except for our President and Chief Executive Officer, our members of executive management generally are not engaged directly with the Compensation Committee in setting the amount or form of their compensation or director compensation. However, as part of the annual performance review for our members of executive management other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s perspective on each member of executive management’s individual performance. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews, evaluates and determines the form and amount of compensation paid to our directors.

The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee did not engage a compensation consultant to assist in determining the amount or form of executive and director compensation paid during the year ended December 31, 2017.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. None of the members of the Compensation Committee was an officer or employee of the Company or the Bank during the fiscal year ended December 31, 2017, or is a former officer of the Company or the Bank.

During the fiscal year ended December 31, 2017: (i) no executive of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and, (iii) no executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company or the Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program is to retain, motivate and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. In addition, our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with shareholder interests. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings within risk tolerance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the “Executive Compensation Summary” which appears later herein. These five current executives are referred to in this discussion as “Named Executive Officers.”

Name	Title as of December 31, 2017

Thomas M. Coughlin	President and Chief Executive Officer

Thomas P. Keating	Chief Financial Officer

Joseph Javitz	Chief Lending Officer

Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer

John J. Brogan, Esq.	General Counsel and Chief Legal Officer

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, experience and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of the Company and the Bank;

•	experience and prior performance of our executives in successfully implementing and completing strategic goals;

•	experience in all aspects of risk management;

•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	disciplined decision-making that respects our strategic plan but adapts quickly to change;

•	the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable and may have a disruptive effect on our operations;

•	the compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and,

•	each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and the Named Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and recommends the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers the Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation and our financial condition and performance.

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity. He has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No Named Executive Officer (other than the President and Chief Executive Officer) attends the portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2017, the Board of Directors, in concert with the Compensation Committee, did not engage the services of a compensation consultant.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

•	non-equity bonus and incentive compensation, which is recommended by the Compensation Committee based on the satisfaction of company-wide and individually-based performance objectives;

•	equity compensation of awards of stock options, which provides incentives to maximize shareholder value;

•	severance benefits payable pursuant to employment agreements with certain Named Executive Officers;

•	benefits payable pursuant to our 401(k) plan; and,

•	health and welfare benefits.

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in recommending a Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when the Company, the Bank and the Named Executive Officer are successful in realizing the interests of the Company and the Bank.

The Compensation Committee reviewed compensation for the year ended December 31, 2017, for the Named Executive Officers, relative to the competitive market and to the results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on the Named Executive Officer’s performance. Additionally, since our shareholders strongly approved our compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Shareholders filed with the SEC on March 27, 2017, our compensation program for the fiscal year ended December 31, 2017, was designed to be materially consistent with the compensation program for the fiscal year ended December 31, 2016.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	market data for peer institutions and direct competitors located in New Jersey, the New York metropolitan area and the northeast region;

•	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;

•	individual performance of the Named Executive Officer;

•	qualifications and experience of the Named Executive Officer; and,

•	our financial condition and results of operations, including tax and accounting impact of the base salaries.

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels of our peer institutions, after taking into account the considerations discussed above. Based on the foregoing, the Compensation Committee approved, and the disinterested members of the Board ratified, the annual rates of base salary for Messrs. Coughlin, Javitz, Keating and Brogan and Ms. Sievewright be as follows:

Name	Base Salary Prior to July 1, 2017	Base Salary as of July 1, 2017
Thomas Coughlin	$400,000	$432,000
Thomas P. Keating	$220,000	$237,600
Joseph Javitz	$220,000	$237,600
Sandra Sievewright	$150,000	$162,000
John J. Brogan, Esq.	$185,000	$205,000

Details regarding the base salary earned by the Named Executive Officers are included in the “Executive Compensation Summary” following this section.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board discretionary bonus payments to the Named Executive Officers. While strict numerical formulas were not used to quantify the bonus payments payable to the Named Executive Officers in 2017, both company-wide and individually-based performance objectives are used by the Compensation Committee to recommend bonus payments. Company-wide performance objectives focus on growth, expense control, asset quality (particularly the quality of our loan portfolio and positive results of our quality control audits), compliance audits and regulatory “safety and soundness” examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and as a trend of performance over the prior three years. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our market area.

The Compensation Committee determined that the bonuses awarded in 2017 reflect and reward the strong performance and efforts of the Named Executive Officers in successfully initiating and completing a capital raise in 2017, the entry into an Agreement and Plan of Reorganization with IA Bancorp, Inc., increased growth of the Company and the Bank, and a positive trend in earnings.

The “Executive Compensation Summary” below provides the bonus payments which were paid to the Named Executive Officers in 2017.

Equity Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board stock option awards to be granted to the Named Executive Officers under our 2011 Stock Option Plan in an effort to focus their attention on our sustained, long-term financial performance. A stock option award gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time. The Compensation Committee believes that stock option awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with the Company and the Bank through the vesting periods of the stock option awards.

In 2017, Mr. Coughlin, Mr. Keating, Mr. Javitz, Mr. Brogan and Ms. Sievewright were granted stock option awards under the 2011 Stock Option Plan. These stock option awards vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of grant. All stock options awarded have a ten-year term to be exercised from the date of grant. The Compensation Committee believes the stock option awards will align the Name Executive Officers’ interests with the long-term performance of the Company and the Bank.

Severance Benefits. We currently maintain employment agreements with Messrs. Coughlin, Keating, Javitz, and Brogan and Ms. Sievewright which provide them with severance payments in the event of termination of employment without cause. In addition, the employment agreements provide payments to them in the event of a change in control of the Company or the Bank, which would be paid in lieu of any severance payments that are triggered as a result of his termination of employment thereafter.

Please see “Executive Compensation - Benefit Plans” below for a more thorough description of these agreements. Please also see “Executive Compensation-Termination Payment Table” below for more information related to the payments that would be made under certain scenarios with respect to these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Under the plan, each eligible employee is permitted to defer, on a pre-tax basis, up to 25% of his or her annual salary for retirement (subject to limitations under the Internal Revenue Code). The Bank contributes an amount equal to 100% of the first 3% of an employee’s contribution, and 50% of the next 2% of an employee’s contribution. We do not provide our employees, including the Named Executive Officers, with any non-qualified supplemental retirement benefits.

Health and Welfare Benefits. We provide group health, dental and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Under Section 162(m) of the Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table, with the exception of the executive listed as a result of serving as the principal financial officer. Compensation that is “qualified performance-based compensation” under the Code’s definition is exempt from this limit. The Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017, significantly modified Section 162(m) of the Code. The Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Tax Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant to a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. In addition, the Act expands the definition of “covered employee” to include the principal financial officer as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016.

To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we structure our compensation program in a tax efficient manner. We will continue to evaluate and monitor our executive compensation program in light of the enactment of the Tax Act, particularly the changes to Section 162(m) of the Code.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company or the Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of the Company and the Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the Company and the Bank. With respect to our non-equity bonus compensation program, the Compensation Committee utilized both the company-wide and individual performance objectives to recommend any bonus payments made. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates the company-wide performance objectives as a trend of performance over the prior three years, the long-term financial performance of the Company and the Bank is in considered for any bonus payments awarded.

Finally, by recommending the granting of stock options under the Company’s equity incentive plan, the Compensation Committee has attempted to place more of our common stock into the hands of our employees in an effort to align their interests with those of our shareholders, which should contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks which might threaten the value of their common stock received under our equity compensation program.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee:

Robert Ballance (Chairman)

Joseph Lyga

Spencer B. Robbins

Gary S. Stetz

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to Thomas Coughlin, as principal executive officer of the Company and the Bank, Thomas Keating, as the principal financial officer of the Company and the Bank, and the three other most highly-compensated officers who received total compensation of at least $100,000 from the Company or the Bank during the year ended December 31, 2017. The officers listed in the table below are each a “Named Executive Officer.”

EXECUTIVE COMPENSATION SUMMARY

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)(2)	Total ($)
Thomas M. Coughlin President, Chief Executive Officer and Director	2017 2016 2015	432,000 400,000 317,115	160,000 0 150,000	0 0 0	51,500 106,500 24,000	0 0 0	33,333 18,333 21,532	676,833 524,833 512,647
Thomas P. Keating Chief Financial Officer	2017 2016 2015	237,600 220,000 208,461	88,000 50,000 50,000	0 0 0	25,750 0 11,600	0 0 0	12,699 11,482 10,512	364,049 281,482 280,573
Joseph Javitz Chief Lending Officer	2017 2016 2015	237,600 220,000 218,461	88,000 75,000 58,500	0 0 0	25,750 0 11,600	0 0 0	774 758 473	352,124 295,758 289,034
John J. Brogan, Esq. General Counsel	2017 2016 2015	205,000 185,000 192,153	50,000 100,000 0	0 0 0	25,750 0 11,600	0 0 0	9,830 11,968 8,394	290,580 296,968 212,147
Sandra Sievewright, Chief Risk Officer and Chief Compliance Officer	2017 2016 2015	162,000 150,000 154,807	15,000 0 9,500	0 0 0	25,750 0 5,800	0 0 0	6,889 6,474 5,609	209,639 156,474 175,716

(1) Represents the grant date fair value of the stock option awards received under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2) The amounts in this column reflect what we paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A breakdown of the various elements of compensation in this column for 2017 is set forth in the table provided below.

All Other Compensation
Name	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Board Retainer ($)	Club Dues ($)	Severance Payments ($)	Total All Other Compensation ($)

Thomas M. Coughlin	2017 2016	22,385 7,385	948 948	10,000 10,000	0 0	0 0	33,333 18,333
Thomas P. Keating	2017 2016	11,995 10,800	704 682	0 0	0 0	0 0	12,699 11,482
Joseph Javitz	2017 2016	0 0	774 758	0 0	0 0	0 0	774 758
John J. Brogan, Esq.	2017 2016	9,230 11,400	600 568	0 0	0 0	0 0	9,830 11,968
Sandra Sievewright	2017 2016	6,378 6000	511 474	0 0	0 0	0 0	6,889 6,474

Grants of Plan-Based Awards. The following table provides information for grants of plan-based awards made to our Named Executive Officers in the year ended December 31, 2017.

Grants of Plan-Based Awards For the Year Ended December 31, 2017
		Estimated future payouts under Non- equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)

Thomas M. Coughlin	09/13/2017	None	None	None	None	25,000	12.40	51,500
Thomas P. Keating	09/13/2017	None	None	None	None	12,500	12.40	25,750

Joseph Javitz	09/13/2017	None	None	None	None	12,500	12.40	25,750

John J. Brogan	09/13/2017	None	None	None	None	12,500	12.40	25,750

Sandra Sievewright	09/13/2017	None	None	None	None	12,500	12.40	25,750

(1)	Awards were granted under the BCB Bancorp, Inc. 2011 Stock Option Plan.

Benefit Plans

Employment Agreements. On September 9, 2015, the Bank entered into an employment agreement with Mr. Coughlin, effective as of July 1, 2015. The employment agreement has a term of three years. On June 29, 2017, the Bank entered into addendum to Mr. Coughlin’s employment agreement, effective as of July 1, 2017. The addendum has a term of one year.

The addendum to Mr. Coughlin's employment agreement provides him an annual base salary of $432,000. The Board of Directors of the Bank has the discretion to award a performance bonus to Mr. Coughlin. In addition, Mr. Coughlin is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump sum severance payment of $400,000; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of his employment agreement; (B) the date on which such coverage is made available to Mr. Coughlin through subsequent employment; or (C) the date Mr. Coughlin becomes eligible for Medicare coverage.

Upon the occurrence of a change in control of the Company or the Bank (as defined in Mr. Coughlin's employment agreement), he will be entitled to receive a lump sum payment equal to $800,000. The change in control payment would be made in lieu of any severance payments that may be triggered under the employment agreement because of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, Mr. Coughlin agrees not to compete with the Bank for one year following his termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

The Bank entered into individual employment agreements with Mr. Javitz, Mr. Keating, Mr. Brogan and Ms. Sievewright effective as of July 1, 2017. Each employment agreement has a term of one year.

The employment agreements for Mr. Javitz, Mr. Keating, Mr. Brogan and Ms. Sievewright provide annual base salaries of $237,600, $237,600, $205,000 and $162,000, respectively. The Board of Directors of the Bank has the discretion to award a performance bonus to each executive. In addition, each executive is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, he or she will be entitled to: (i) a lump sum severance payment of $237,600 for Mr. Javitz, $237,600 for Mr. Keating, $205,000 for Mr. Brogan and $162,000 for Ms. Sievewright; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of: (A) the end of the term of his employment agreement; or, (B) the date on which such coverage is made available to the executive through subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank (as defined in the executive’s employment agreement), each executive will be entitled to receive a lump sum payment equal to $237,600 for Mr. Javitz, $237,600 for Mr. Keating, $205,000 for Mr. Brogan and $162,000 for Ms. Sievewright. The change in control payment would be made in lieu of any severance payments that may be triggered under the employment agreement because of the executive’s involuntary termination of employment for reasons other than cause, disability or death.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, each executive agrees not to compete with the Bank for one year following his or her termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2017, for our Named Executive Officers.

		Outstanding Equity Awards at Fiscal Year-End
Name	Option awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date
	Exercisable	Unexercisable

Thomas M. Coughlin	3,000	2,000	0	8.93	9/29/2021
	5,000	5,000	0	9.03	1/17/2023
	3,000	7,000	0	13.32	3/7/2024
	2,000	8,000	0	10.81	12/2/2025
	16,667	33,000	0	10.92	09/16/2026
	0	25,000	0	12.40	09/13/2027

Thomas P. Keating	1,200	800	0	12.19	10/20/2024
	2,000	3,000	0	10.55	12/29/2025
	0	12,500	0	12.40	09/13/2027

Joseph Javitz	1,200	800	0	12.19	10/20/2024
	2,000	3,000	0	10.55	12/29/2025
	0	12,500	0	12.40	09/13/2027

John J. Brogan, Esq.	1,200	800	0	12.19	10/20/2024
	2,000	3,000	0	10.55	12/29/2025
	0	12,500	0	12.40	09/13/2027

Sandra Sievewright	1000	1,500	0	10.55	12/29/2025
	0	12,500	0	12.40	09/13/2027

(1)	The stock options granted to Mr. Coughlin expiring on 9/29/2021, 1/17/2023, 3/7/2024and 12/2/2025 vest at a rate of 10% per year, commencing on the one-year anniversary date following the date of grant. The stock options granted to Mr. Coughlin expiring on 9/16/2026 vest at a rate of 33.33% per year, commencing on the one-year anniversary date following the date of that grant. The stock options granted to Mr. Coughlin expiring on 9/13/2027 vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of that grant. All stock options granted to Mr. Keating, Mr. Javitz, Mr. Brogan and Ms. Sievewright vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of grant. All stock options awarded have a ten-year term to be exercised from the date of grant.

Options Exercised. No stock options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2017.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plan. Outside directors and employees of the Company, the Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc., 2011 Stock Option Plan (“2011 Stock Option Plan”). The Company reserved 900,000 shares of common stock to be issued pursuant to grants of stock options under the 2011 Stock Option Plan.

A stock option gives the recipient the right to purchase shares of common stock of the Company at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock owned by the recipient.

Unless otherwise specified in an award agreement, the vesting of stock options will accelerate upon death, disability or a change in control of the Company or the Bank.

Tax-Qualified Benefit Plans

401(k) Plan. The Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan as follows: for employees hired prior to September 1, 2014, upon completion of one year of service with the Bank; for employees hired on September 1, 2014, through December 31, 2014, upon completion of six months of service with the Bank; for employees hired on January 1, 2015, and thereafter, upon completion of one year of service with the Bank. The 401(k) plan allows a participant to contribute, on a pre-tax basis, up to 25% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $18,000 for 2017 for Employees under 50 years of age, and $24,000 for 2017 for Employees over 50 years of age. In addition, the Bank may make: (i) discretionary qualified non-elective contributions; and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions which were allocated to his or her account. The Bank may make profit-sharing contributions at its discretion which will be allocated annually in accordance with the terms of the 401(k) plan. Any discretionary matching contributions and/or profit-sharing contributions made by the Bank which are allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in any profit sharing contributions upon his or her death, disability, or attainment of age 65 while employed with the Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of Company common stock through the BCB Bancorp Stock Fund.

Potential Payments Upon Termination or Change in Control - The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon the involuntary termination of employment (for a reason other than cause), disability, death, or a change in control, if such termination were effective as of December 31, 2017. The table below does not reflect amounts with respect to plans or arrangements generally available to all employees. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Involuntary	Change in	Disability	Death
	Termination	Control

	($)	($)	($)	($)

Thomas M. Coughlin
Employment Agreement (2)	403,902	800,000	3,902	7,804
2011 Stock Option Plan (1)	109,178	362,750	362,750	362,570

Thomas P. Keating
Employment Agreement (3)	241,500	237,600	3,902	7,804
2011 Stock Option Plan (1)	10,672	50,620	50,620	50,620

Joseph Javitz
Employment Agreement (3)	248,611	237,600	11,010	22,022
2011 Stock Option Plan(1)	10,672	50,620	50,620	50,620

Sandra Sievewright
Employment Agreement (3)	168,412	162,000	6,412	12,825
2011 Stock Option Plan (1)	3,950	36,125	36,125	36,125

John J. Brogan
Employment Agreement (3)	231,258	205,000	8,258	16,516
2011 Stock Option Plan (1)	10,672	50,620	50,620	50,620

(1)	Amount represents the difference between the fair market value of BCB Bancorp, Inc. common stock and the exercise price of the stock options that become vested and exercisable as a result of the executive’s termination of employment due to death or disability or a change in control of BCB Bancorp, Inc. or BCB Community Bank. The fair market value of BCB Bancorp, Inc. common stock on December 31, 2017, was $14.50.
(2)	For “Involuntary Termination” column, amount reflects the sum of: (i) $400,000; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Change in Control” column, amount reflects a cash payment equal to $800,000. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Death” column, amount reflects the estimated employer cost of continued family medical and dental insurance coverage for one year.
(3)	For “Involuntary Termination” column, amount reflects the sum of: (i) a cash payment equal to one times the executive’s annualized 2017 base salary; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Change in Control” column, amount reflects a cash payment equal to one times the executive’s average annualized base salary at the time of the change in control. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Death” column, amount reflects the estimated employer cost of continued family medical and dental insurance coverage for one year.

CEO Pay Ratio Disclosure –

The following is a reasonable estimate calculation, prepared in accordance with SEC rules, of the ratio of the total annual compensation paid to Mr. Coughlin, our President and Chief Executive Officer, to the median of the total annual compensation of all of our employees, except Mr. Coughlin, for 2017.

Our median employee for this calculation was determined using wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for all of our active employees, excluding Mr. Coughlin, as of December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to the data used, and we did not annualize the compensation for any full-time employees that were not employed with us for all of 2017.

After identifying the median employee as described above, we determined that the median employee had a total annual compensation of $27,432 for 2017, which was determined using the same methodology as required by the SEC for named executive officers as set forth in the summary compensation table at Page 20. The total annual compensation for Mr. Coughlin for the same period shown in the summary compensation table was $676,833. The ratio of Mr. Coughlin’s total annual compensation for 2017 to the median total annual compensation of all other employees for 2017 was 25:1.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our Non-employee Directors for the year ended December 31, 2017. Compensation paid to Directors who are also Named Executive Officers is reflected in the “Executive Compensation Summary” above.

Director Compensation
Name	Fees earned or paid in cash ($)(1)	Non-qualified deferred compensation earnings ($)	Stock Awards ($)	Option Awards ($)(2)(4)	All other compensation ($)(3)	Total ($)
Mark D. Hogan	55,900	—	—	51,500	13,967	121,367
Robert Ballance	56,900	—	—	51,500	—	108,400
Judith Q. Bielan	50,300	—	—	51,500	—	101,800
Joseph Brogan	53,000	—	—	51,500	—	104,500
James Collins	55,000	—	—	51,500	—	106,500
Vincent DiDomenico	37,300	—	—	51,500	—	88,800
Joseph Lyga	56,600	—	—	51,500	—	108,100
August Pellegrini	50,800	—	—	51,500	—	102,300
James Rizzo	53,300	—	—	51,500	—	104,800
Spencer Robbins	53,500	—	—	51,500	__	105,000
Gary Stetz	51,700	—	—	51,500	__	103,200

(1)	Included in these totals are certain fees earned during the fourth quarter of 2017, but paid in 2018.
(2)	Represents the grant date fair value of the stock option awards received by the directors under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(3)	For Mr. Hogan, amount represents perquisites received in the form of a country club membership.
(4)	As of December 31, 2017, each director has the following outstanding stock option awards:

Name	Option Awards (#)
Mark D. Hogan	69,500
Robert Balance	70,000
Judith Q. Bielan	70,000
Joseph Brogan	68,000
James Collins	69,500
Vincent Di Domenico	25,000
Joseph Lyga	69,500
August Pellegrini	45,000
James Rizzo	55,000
Spencer Robbins	65,000
Gary Stetz	65,000

Director Fees

Non-employee Directors of the Company received an annual retainer of $10,000 for their services for the fiscal year ended December 31, 2017. Thomas Coughlin, who is a Director of the Company and also an executive officer of the Company, received an annual retainer of $10,000 for his services as a Director of the Company for the fiscal year ended December 31, 2017. The Directors of the Company did not receive any other remuneration for their services as directors of the Company for the fiscal year ended December 31, 2017.

Non-employee Directors of the Bank received an annual retainer of $20,000 for their services for the fiscal year ended December 31, 2017. Thomas Coughlin, who is a Director of the Bank and also an executive officer of the Bank, did not receive an annual retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2017.

During the fiscal year ended December 31, 2017, non-employee Directors of the Bank received fees and retainers ranging from $37,300 to $56,900. The fee amounts are determined by membership on Board committees and attendance at Board and Committee meetings. Non-employee directors of the Bank receive $1,000 for each Board meeting, $500 for each Special Board meeting and the following as designated members of the below Committees: (1) Audit, Compensation and Loan Committee - $300/meeting; (2) Joint ALCO/ERM/Budget Committee - $500/meeting. Members of the other committees of the Bank were not paid fees for attendance at those committee meetings in 2017. Thomas Coughlin, who is a Director of the Bank and also an executive officer, did not receive any fees or a retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2017.

Director Plans

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan. Please see the descriptions of the plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

Deferred Compensation Plan for Directors. The Board of Directors of the Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005. The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. All members of the Board of Directors of the Bank are eligible to participate in the 2005 Deferred Plan. Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account. Interest is paid on such deferred amounts at a rate equal to the rate payable on the Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of the Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment. Deferral amounts continue in effect until the participant files a notice of adjustment with the Bank. In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with the Bank. Such adjustments take effect as of January 1 following the date the notice is given to the Bank. Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of the Bank, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

The Bank leases its 860 Broadway, Bayonne, New Jersey, branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Brogan, Collins, Coughlin, Lyga and Pellegrini, the estate of former director Tagliareni, and former director Pasiechnik. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2017, total lease payments of $165,000 were made to the limited liability company. Payments under the lease currently total $13,750 per month. Each director and former director’s percentage ownership in the limited liability corporation is divided equally among 10 individuals and/or entities.

The Bank leases its branch office in Woodbridge, New Jersey, from a limited liability company, a portion of which is owned by directors Robbins and Stetz. During 2017, total lease payments of $173,207.14 were made to that limited liability company. Payments under the lease currently total $14,374.23 per month.

Other than as described in the preceding paragraph, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other unaffiliated persons, and do not include more than the normal risk of collectability or present other unfavorable features.

We require that any transaction in which a director, officer or a member of their immediate family has an interest, and in which the Bank is involved must be reviewed and approved and/or ratified by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if we entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and the Bank must be reviewed and approved and/or ratified by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of the Bank. The Board of Directors is responsible for overseeing the application of these policies and procedures, which are part of our written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with regulations promulgated under the Federal Reserve Act.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2017 was Baker Tilly Virchow Krause LLP (“Baker Tilly”). On March 15, 2018, the Audit Committee met and decided to dismiss Baker Tilly as our independent registered public accounting firm. Our consolidated financial statements for the years ended December 31, 2017 and 2016 were audited by Baker Tilly. On March 15, 2018, our Audit Committee approved the engagement of Wolf & Company, P.C. to be our independent registered public accounting firm for the year ending December 31, 2018.

The audit reports of Baker Tilly on our consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2017 and 2016 and the subsequent interim period through March 15, 2018, there were no: (1) disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

During the years ended December 31, 2017 and 2016 through March 15, 2018, we did not consult with Wolf & Company, P.C. regarding any matters or events set forth in Item 304 (a) (2) (i) and (ii) of SEC regulation S-K.

The Audit Committee of the Board of Directors has approved the engagement of Wolf & Company, P.C., to be our independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to the ratification of the engagement by our shareholders at this annual meeting. Representatives of Wolf & Company, P.C., are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests and the best interests of our shareholders.

Fees Paid to Baker Tilly

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Baker Tilly during 2017 and 2016:

Audit Fees. The aggregate fees billed to us by Baker Tilly for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $215,025 and $210,811, for the fiscal years ended December 31, 2017, and December 31, 2016, respectively.

Audit Related Fees. The aggregate fees billed to us by Baker Tilly for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees,” above was $33,500 and $31,195, for the fiscal years ended December 31, 2017, and December 31, 2016, respectively.

Tax Fees. There were no fees billed to us by Baker Tilly for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2017, and December 31, 2016.

All Other Fees. An additional fee of $10,000 was billed to us by Baker Tilly during the year ended December 31, 2017, for services related to the proposed merger with IA Bancorp.

There were no other fees billed to us by Baker Tilly which are not described above for the fiscal years ended December 31, 2017, and December 31, 2016.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with tax compliance services rendered, is compatible with maintaining Baker Tilly’s independence. The Audit Committee concluded that performing such services does not affect Baker Tilly’s independence in performing its function as auditor for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection Wolf & Company, P.C., as independent registered public accounting firm for the fiscal year ending December 31, 2018, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – APPROVAL OF THE BCB BANCORP, INC. 2018 EQUITY INCENTIVE PLAN

The Compensation Committee has adopted, subject to shareholder approval, the BCB Bancorp, Inc. 2018 Equity Incentive Plan (the “Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our shareholders. By approving the Plan, shareholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock. If this Plan is approved by shareholders, no further grants will be made under the BCB Bancorp, Inc. 2011 Stock Option Plan (the “2011 Stock Option Plan”); however, currently outstanding grants under the 2011 Stock Option Plan will not be affected.

Why We Are Seeking Approval of the 2018 Equity Incentive Plan

•	We Have Limited Capacity to Make Awards under our Existing Equity Plan. We have only 2,500 shares available for grant under the 2011 Stock Option Plan. Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified personnel and management. If the Plan is approved by our shareholders, we will discontinue making any grants under the 2011 Stock Option Plan.

•	Our Competitors Offer Equity-Based Compensation. We believe that many of the financial institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the Plan, we may be at a significant disadvantage.

Highlights of the 2018 Equity Incentive Plan

•	Minimum Vesting Requirements. Under the Plan at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

•	Share Reserve. The maximum number of shares of stock, in the aggregate, that may be granted under the Plan as stock options, restricted stock and/or restricted stock units is 1,000,000 (the “Share Limit”), provided, however, that shares of stock issued as restricted stock or restricted stock units shall count against the Share Limit as two (2) shares of stock for every one (1) share of stock issued in connection with the award of restricted stock or restricted stock units.

•	Limits on Grants to Directors. A non-employee director may not receive stock options, restricted stock, restricted stock units or a combination of such awards during any calendar year that have an aggregate grant date fair value (as computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) in excess of $150,000.

•	Limits on Grants to Employees. The maximum number of shares of stock that may be granted as stock options, restricted stock units or a combination of such awards during any calendar year to an employee is 50,000.

•	Share Counting. The Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or to satisfy the exercise price of stock options will not be available for future grant.

•	No Single-Trigger for Time-Based Awards Upon a Change in Control. The Plan does not provide for vesting of time-based equity awards based solely on the occurrence of a change in control, without an accompanying involuntary termination of service (including a termination for good reason) or the failure of an acquiror to assume the awards.

•	Dividends on Unvested Awards Not Paid Until Vesting. The Plan provides that dividends on unvested awards shall be paid to participants only after the underlying awards have been earned and not during the performance or service vesting period.

•	Awards Subject to Clawback. Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

•	No Cash-Out or Repricing of Underwater Options. Under no circumstances will any underwater stock options be bought back by the Company. In addition, neither the Compensation Committee nor the Board of Directors have the authority to reduce the exercise price of a previously granted stock option under the plan through amendment, replacement or exchange for a cash payment in excess of the stock options in-the-money value.

Material Features of the 2018 Equity Incentive Plan

The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Appendix A.

Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology

•	Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance or delivery to participants of up to 1,000,000 shares of the Company’s common stock (the “Share Limit”) pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, provided, however, that shares of stock issued as restricted stock or restricted stock units shall count against the Share Limit as two (2) shares of stock for every one (1) share of stock issued in connection with the award of restricted stock or restricted stock units.

•	Upon shareholder approval of the Plan, no new grants will be made under the 2011 Stock Option Plan.

•	The Plan does not use liberal share recycling with respect to determining the number of shares available for issuance under the Plan. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued.

•	The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

Limitations on Awards to Employees and Directors

The Plan includes the following limitations:

•	An employee may not receive more than 50,000 shares of stock granted in the form of stock options, restricted stock, restricted stock units or a combination of the foregoing during any calendar year;

•	A non-employee director may not receive stock options, restricted stock, restricted stock units or a combination of such awards during any calendar year that have an aggregate grant date fair value (as computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) in excess of $150,000;

•	To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan; and

•	In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event, as applicable.

Eligibility

Employees and directors of the Company or its subsidiaries are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

•	In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

•	The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

•	The Compensation Committee may not grant a stock option with a term that is longer than 10 years.

•	Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options under the Plan.

•	Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

•	The Compensation Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

•	Under no circumstances will the Company buy back underwater stock options granted under the Plan without shareholder approval.

•	The Plan expressly prohibits repricing of stock options without shareholder approval.

Restricted Stock. A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.

•	Restricted stock awards may be granted only in whole shares of common stock.

•	Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.

•	No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the participant that has been granted the restricted stock award unless and until the participant vests in the restricted stock award.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.

•	Restricted stock units granted under the Plan may be settled in shares of our common stock, or in the sole discretion of the Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the Plan or the award agreement.

•	Participants have no voting rights with respect to any restricted stock units granted under the Plan.

•	In the sole discretion of the Compensation Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units. Dividend equivalent rights shall be paid when the restricted stock unit, including restricted stock units subject to performance-based vesting conditions, vests or is settled, or at the same time as the shares subject to such restricted stock unit are distributed to the Participant.

Performance Awards. A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Compensation Committee and set forth in the Plan. A performance award may be denominated in shares of restricted stock or restricted stock units.

Performance Measures

The performance measures that may be used for such awards may be based on one or more of the following performance measures, as selected by the Compensation Committee: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives, consisting of one or more objectives, based upon meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures or goals relating to capital raising or capital management; any other measure determined by the Committee or any combination of the foregoing.

Performance measures may be expressed on an absolute and/or relative basis, or a before- or after-tax basis and may be based on comparisons using internal targets, the past performance of the Company and/or the past or current performance of other similar companies. Performance goals may also be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the participant’s award agreement and identified in the audited financial statements or the annual proxy statement of the Company, including: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) change in tax or accounting principles, regulations or laws; or (iv) the effects of expenses incurred in connection with a merger, branch acquisition or similar transaction.

Vesting of Awards

•	The Compensation Committee shall specify the vesting schedule or conditions of each award.
•	At least 95% of all awards made under the Plan shall be subject to a vesting requirement of at least one year of service following the grant of the award.
•	Vesting of awards may be accelerated upon death, disability or involuntary termination without cause at or following a change in control.

Change in Control

The Plan uses a double trigger change in control feature, providing for an acceleration of vesting upon an involuntary termination of employment or service simultaneous with or following a change in control.

•	Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

•	At the time of an involuntary termination following a change in control, all awards of restricted stock and restricted stock units shall become earned and fully vested immediately.

•	In the event of a change in control, any performance measure attached to a performance award under the Plan shall be deemed satisfied at the “target” level as of the date of the change in control, unless the data supports and the Compensation Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the change in control, in which case, the performance award will vest at such higher level.

Awards Subject to Clawback Policy

Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

Plan Administration

The Plan will be administered by the Compensation Committee, all of whom are “Disinterested Board Members,” as defined in the Plan. The Compensation Committee has power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan’s purposes; and interpreting and otherwise construing the Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation Committee under the Plan as if done or exercised by the Compensation Committee. The Plan also permits the Compensation Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.

The Compensation Committee has the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (other than to avoid the one-year minimum vesting requirement or in connection with a change in control as described above).

Approval of the Plan by the shareholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors, subject to the individual limitations in the Plan as set forth in the Plan and discussed above.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan or any award granted under the Plan. However, except as provided in the Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Plan, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the Plan at any time, retroactively or otherwise, to ensure that the Plan complies with current or future law and the Board of Directors may unilaterally amend the Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of Plan

The Plan will become effective upon approval by the shareholders at this meeting. The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the Plan. At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Compensation Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the Company.

Change in Control. Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code Section 280G, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits. Code Section 162(m) generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer, our chief financial officer and three other executive officers named in the summary compensation table (each, a “covered employee”) of our annual proxy statement, as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016. Compensation resulting from awards under the Plan will be counted toward the $1.0 million limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan.

Accounting Treatment

Under Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and ASC 505-50, Equity Based Payment to Non-Employees, the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Compensation Committee has adopted the Plan. If the Plan is approved by shareholders, the Compensation Committee intends to meet after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board of Directors

In order to approve the Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BCB BANCORP, INC. 2018 EQUITY INCENTIVE PLAN.

PROPOSAL IV – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer, Chief Financial Officer and our three other Named Executive Officers of the Company is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections above. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of BCB Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the “Compensation Discussion and Analysis,” and “Executive Compensation” sections of the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL IV.

PROPOSAL V – ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

Pursuant to Section 14A of the Exchange Act, we are required at least once every six years to ask shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. We last requested shareholders to make such recommendation at our annual meeting in 2012.

After careful consideration, the Board of Directors recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” shareholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted for the “One Year” frequency option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO SELECT THE “ONE YEAR” FREQUENCY OPTION.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002, no later than December 24, 2018.

OTHER MATTERS

Our Board of Directors is not aware of any business, other than the matters described in this Proxy Statement, to come before the annual meeting. However, if any other matter should properly come before the annual meeting, the Proxy Committee of the Board of Directors will have authority to vote its proxies in its discretion with respect to any matter as to which the Board of Directors is not notified at least five business days before the date of this Proxy Statement.

MISCELLANEOUS/FINANCIAL STATEMENTS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and regular employees may solicit proxies personally, by telephone or by any other lawful means without receiving additional compensation.

A FORM 10-K CONTAINING THE COMPANY’S FINANCIAL STATEMENTS AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, IS BEING FURNISHED TO SHAREHOLDERS. THE FORM 10-K CONSTITUTES THE COMPANY’S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANYS’ FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), ON THE COMPANY’S WEBSITE, www.bcb.bank , AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 595 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 26, 2018

APPENDIX A

BCB BANCORP, INC.

2018 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1 Purpose, Effective Date and Term.  The purpose of the BCB Bancorp, Inc. 2018 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of BCB Bancorp, Inc. (the “Company”), and its Subsidiaries, including BCB Community Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The Plan also provides eligible Participants with an opportunity to acquire an ownership interest, or otherwise increase their ownership interest, in the Company as an incentive for them to remain in the service of the Company and the Bank. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the BCB Bancorp, Inc. 2011 Stock Option Plan, and this plan shall remain in existence solely for the purpose of administering outstanding grants.

Section 1.2 Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1 General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the

Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)        Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)        Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c)        Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d)       Performance Awards. A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5.

Section 2.2 Stock Options.

(a)        Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; (iv) the Exercise Price; and (v) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)        Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a

10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.

(c)       Method of Exercise. Subject to the other terms and conditions hereof, a Participant may exercise any Stock Option, to the extent such Stock Option is vested, by giving written notice of exercise to the Company, provided, however, that in no event shall a Stock Option be exercisable for a fractional share. The date of exercise of a Stock Option shall be the later of: (i) the date on which the Company receives such written notice; and (ii) the date on which the Participant pays the applicable Exercise Price pursuant to this Section 2.2(c). The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding, to the extent permitted under the Plan); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(d)       Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without stockholder approval.

Section 2.3 Restricted Stock.

(a)        Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with BCB Bancorp, Inc. dated [Date], made pursuant to the terms of the BCB Bancorp, Inc. 2018 Equity Incentive Plan, copies of which are on file at the executive offices of BCB Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)        Dividends. No cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award (including Performance Awards) shall be paid to any Participant unless and until the Participant vests in such underlying Restricted Stock Award. Upon the vesting of a Restricted Stock Award, any cash dividends or distributions declared but not paid during the vesting period with respect to such Restricted Stock Award shall be paid to the Participant within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)        Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)        Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv)       The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a). Regardless of whether Restricted Stock Awards are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

Section 2.4 Restricted Stock Units.

(a)       Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)       Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)        A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)        The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)        Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)        A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5 Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award may be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the

Committee. At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures.

(a)       Performance Measures.  The performance measures may be based on any one or more of the following:

(i)	book value or tangible book value per share;
(ii)	basic earnings per share;
(iii)	basic cash earnings per share;
(iv)	diluted earnings per share;
(v)	diluted cash earnings per share;
(vi)	return on equity;
(vii)	net income or net income before taxes;
(viii)	cash earnings;
(ix)	net interest income;
(x)	non-interest income;
(xi)	non-interest expense to average assets ratio;
(xii)	cash general and administrative expense to average assets ratio;
(xiii)	efficiency ratio;
(xiv)	cash efficiency ratio;
(xv)	return on average assets;
(xvi)	cash return on average assets;
(xvii)	return on average stockholders’ equity;
(xviii)	cash return on average stockholders’ equity;
(xix)	return on average tangible stockholders’ equity;
(xx)	cash return on average tangible stockholders’ equity;
(xxi)	core earnings;
(xxii)	operating income;
(xxiii)	operating efficiency ratio;

(xxiv)	net interest rate margin or net interest rate spread;
(xxv)	growth in assets, loans, or deposits;
(xxvi)	loan production volume;
(xxvii)	non-performing loans;
(xxviii)	cash flow;

(xxix)        strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxx)	any other measure determined by the Committee; or
(xxxi)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)       Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.6 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Awards granted under the Plan shall be subject to the vesting schedule or conditions established at the time of grant by the Committee, and shall be specified in the Participant’s Award Agreement. All stock options awarded have a ten-year term to be exercised from the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s Death, Disability, Retirement or Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

Section 2.7 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8 Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)       Upon a Participant’s Termination of Service for any reason other than due to Disability, Death, Retirement or Termination of Service for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)       In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)       Upon Termination of Service for reason of Disability, Death or Retirement, vesting of all unvested awards (e.g., unexercisable Stock Options, unvested Restricted Stock Awards and Restricted Stock Units) will be prorated, based on the period of the Participant’s active employment and/or active service as a director during the vesting period at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to Death, Disability, Retirement or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)       Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)       Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - Shares Subject to Plan

Section 3.1 Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)       Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,000,000 shares of Stock (the “Share Limit”). Subject to Section 3.2(b), shares of Stock may be issued up to such Share Limit number pursuant to any type or types of Award; provided, however, that no more than 1,000,000 shares of Stock may be delivered pursuant to the exercise of Stock Options that are granted as ISOs. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)       Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: (i) to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; (ii) shares of Stock issued pursuant to Restricted Stock Awards or Restricted Stock Units shall count against the Share Limit as two (2) shares of Stock for every one share of Stock issued in connection with the Award; and (iii) shares of Stock issued pursuant to the exercise of Stock Options shall count against the Share Limit as one share of Stock for every one share of Stock to which such exercise relates. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees; Awards to Directors.

(a)       Limitation on Grants to Employees.  The maximum number of shares of Stock which may be granted during any calendar year to any one Employee pursuant to Section 3.2 shall not exceed 50,000 shares, all of which may be granted during any calendar year, provided, however, that such limitation shall be subject to adjustment as provided in Section 3.4.

(b)       Awards to Directors. Subject to the limitations set forth in Section 3.2, a Director, during any calendar year, may be granted an Award of Stock Options, Restricted Stock, Restricted Stock Units or a combination of such Awards as determined solely in the discretion of the Committee, provided, however, that the aggregate grant date fair value of such Awards (computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) shall not exceed $150,000 (each, an “Annual Award”). Notwithstanding the foregoing, the Committee shall have discretion to elect not to make an Annual Award to a Director.

Section 3.4 Corporate Transactions.

(a)       General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)       Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)       Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)       Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control, or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a)       At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination. To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested

Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.

(b)       At the time of an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)       In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied at the “target” level as of the date of the Change in Control, unless the data supports and the Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the Change in Control, in which case, the Performance Award will vest at such higher level.

Section 4.2 Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)       Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)       Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)       Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)       Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)       The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.6 (except to the extent permitted pursuant to Section 2.6 hereof), or accelerate the vesting requirements applicable to an Award as a result of a Change in Control (except to the extent permitted pursuant to Section 4.1 hereof).

(b)       The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)       The Committee will have the authority to define terms not otherwise defined herein.

(d)       Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(f)       The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock

Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a)  delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a)       No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)       No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)       No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this paragraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee, a Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding (or an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor). Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may request to the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements or up to such Participant's highest marginal tax rate.

Section 7.9 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)       in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)       in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)       in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17 Forfeiture Events.

(a)       The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)       If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to clawback under Section 954 of the Dodd-Frank Act shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Section 7.18 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)       “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)       “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)       “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)       “Board” means the Board of Directors of the Company.

(e)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)       “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)       “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)       “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)       “Committee” means the Committee acting under Article 5.

(j)       “Director” means a member of the Board of Directors of the Company or a Subsidiary. A "Director Emeritus" shall mean a former member of the Board of Directors of the Company or a Subsidiary but who continues to be associated with the Company or a Subsidiary as an adviser.

(k)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(l)       “Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(m)       “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(n)        “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)       “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q)       “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r)       “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(s)        A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)       a material diminution in Participant’s base compensation;

(ii)       a material diminution in Participant’s authority, duties or responsibilities;

(iii)        a change in the geographic location at which Participant must perform his or her duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)       in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(t)       “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(u)       “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(v)       “ISO” has the meaning ascribed to it in Section 2.1(a).

(w)        “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(x)       “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(y)       “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.

(z)       “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(aa)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(bb)   “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(cc)   “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after the attainment of age 65 (or age 72 as a Director). An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a Director Emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

(dd)     “SEC” means the United States Securities and Exchange Commission.

(ee)       “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)       “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a Director Emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(gg)    “Stock” means the common stock of the Company, $0.01 par value per share.

(hh)    “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.

(ii)       “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(jj)       “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a Director Emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)       The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)       The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)       If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)       Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)       With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a Director Emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director, Director Emeritus or advisory director.

(kk)       “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)       actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)       references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)       in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)       references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)       indications of time of day mean Eastern Time;

(f)       “including” means “including, but not limited to”;

(g)       all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)       all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)       the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)       any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)       all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 1 YEAR for Proposal 5. 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold + 01 - Thomas Coughlin 02 - Vincent DiDomenico, Jr. 03 - Joseph Lyga 04 - Spencer B. Robbins For Against Abstain For Against Abstain 2. The ratification of Wolf & Company, P.C., as the Company’s 3. An advisory, non-binding resolution with respect to our independent registered public accounting firm for the year executive compensation. ending December 31, 2018. 1 Year 2 Years 3 Years Abstain 4. The approval of the 2018 BCB Bancorp, Inc. Equity 5. An advisory, non-binding proposal with respect to Incentive Plan. the frequency that shareholders will vote on our executive compensation. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1PCF + 02SO2D

.. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2018. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.edocumentview.com/BCBP • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • REVOCABLE PROXY — BCB BANCORP, INC. + ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints John J. Brogan, Esq., Vice President and General Counsel, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 26, 2018, at 10:00 a.m. eastern time. John J. Brogan, Esq., Vice President and General Counsel, is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 26, 2018 and the Annual Report on Form 10-K with audited financial statements. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 1 YEAR for Proposal 5. 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold + 01 - Thomas Coughlin 02 - Vincent DiDomenico, Jr. 03 - Joseph Lyga 04 - Spencer B. Robbins For Against Abstain For Against Abstain 2. The ratification of Wolf & Company, P.C., as the Company’s 3. An advisory, non-binding resolution with respect to our independent registered public accounting firm for the year executive compensation. ending December 31, 2018. 1 Year 2 Years 3 Years Abstain 4. The approval of the 2018 BCB Bancorp, Inc. Equity 5. An advisory, non-binding proposal with respect to Incentive Plan. the frequency that shareholders will vote on our executive compensation. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02SO3D

.. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2018. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.edocumentview.com/BCBP • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • REVOCABLE PROXY — BCB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints John J. Brogan, Esq., Vice President and General Counsel, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 26, 2018, at 10:00 a.m. eastern time. John J. Brogan, Esq., Vice President and General Counsel, is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 26, 2018 and the Annual Report on Form 10-K with audited financial statements. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 1 YEAR for Proposal 5. 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold + 01 - Thomas Coughlin 02 - Vincent DiDomenico, Jr. 03 - Joseph Lyga 04 - Spencer B. Robbins For Against Abstain For Against Abstain 2. The ratification of Wolf & Company, P.C., as the Company’s 3. An advisory, non-binding resolution with respect to our independent registered public accounting firm for the year executive compensation. ending December 31, 2018. 1 Year 2 Years 3 Years Abstain 4. The approval of the 2018 BCB Bancorp, Inc. Equity 5. An advisory, non-binding proposal with respect to Incentive Plan. the frequency that shareholders will vote on our executive compensation. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02SO7D

.. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2018. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.edocumentview.com/BCBP • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • 401(k) PLAN VOTE AUTHORIZATION FORM — BCB BANCORP, INC. + SOLICITED ON BEHALF OF THE TRUSTEE OF THE BCB COMMUNITY BANK 401(K) PLAN (“401(K) PLAN”) ANNUAL MEETING OF SHAREHOLDERS – APRIL 26, 2018 I understand that I have the right to direct the Trustee to vote my proportionate interest in the common stock of BCB Bancorp, Inc. in my 401(k) Plan account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of BCB Bancorp, Inc. (the “Company”) to be held at The Chandelier Restaurant,1081 Broadway, Bayonne, New Jersey 07002, on Thursday, April 26, 2018, at 10:00 a.m., eastern time, or an adjournment or postponement thereof (the “Annual Meeting”). If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting. The Trustee of the BCB Community Bank 401(k) Plan is hereby directed to vote my proportionate interest in the BCB Community Bank 401(k) Plan as indicated above. If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS 401(k) PLAN VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS FORM WILL BE CONSIDERED A VOTE FOR EACH OF PROPOSALS 1, 2 AND 3. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 26, 2018, and the Confidential 401(k) Plan Voting Instruction Form. Please complete, sign, date and submit this form to Proxy Services C/O Computershare Investor Services PO Box 43101 Providence RI 02940-5067, in the enclosed postage-paid envelope as soon as possible. Your Confidential 401(k) Plan Voting Instruction Form must be received by COMPUTERSHARE no later than April 24, 2018. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +